EXHIBIT 99.1

Same Store Sales Up 5.4%; AutoZone 4th Quarter EPS $4.43

MEMPHIS, Tenn., Sept. 23, 2009 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE:AZO) today reported net sales of $2.2 billion for its fourth quarter (16 weeks) ended August 29, 2009, an increase of 1.0% from fiscal fourth quarter 2008 (17 weeks). Excluding sales from the additional week included in the prior year's quarter, sales were up 7.1%, and domestic same store sales, or sales for stores open at least one year, increased 5.4% for the quarter.

Net income for the quarter decreased 3.1% from the same period last year to $236.1 million, while diluted earnings per share increased 14.2% to $4.43 per share from $3.88 per share in the year-ago quarter. Excluding the additional week in last year's fourth quarter results, comparable net income for the quarter increased 3.6% over the previous year's quarter, while diluted earnings per share increased 22.0%.

For the quarter, gross profit, as a percentage of sales, was 50.3% (versus 50.3% last year). While gross margin was positively impacted through continued leverage of distribution costs due to improved efficiencies and lower fuel costs, it was offset by a shift in merchandise sales mix to lower margin products. Operating expenses, as a percentage of sales, were 31.6% (versus 31.4% last year). Excluding the impact from last year's additional week, operating expenses, as a percentage of sales, were flat with last year. Leverage from increased sales was largely offset by our continued investments in our enhanced hub stores and an acceleration of our store maintenance program. Additionally, included in operating expenses this quarter was a $3.6 million interest rate swap termination amount (16 bps) related to the prepayment of AutoZone's $300 million bank loan due in December 2009.

For the fiscal year ended August 29, 2009, sales were $6.8 billion, an increase of 4.5% from the prior year, while domestic same store sales were up 4.4%. Operating profit increased 4.6% on an operating margin of 17.3%. For fiscal 2009, net income increased 2.4% to $657 million, while diluted earnings per share for the period increased 16.8% to $11.73 from $10.04. Excluding results from last year's additional week, sales increased 6.6% from the prior year, and operating profit increased 7.2%. Excluding last year's extra week, net income increased 5.0% and diluted earnings per share increased 19.7%.

Under its share repurchase program, AutoZone repurchased 3.8 million shares of its common stock for $587 million during the fourth quarter, at an average price of $154 per share. For the fiscal year, the Company repurchased 9.3 million shares of its common stock for $1.3 billion, at an average price of $140 per share.

The Company's inventory increased 2.7% over the same period last year. However, inventory per store was $500 thousand versus $507 thousand last year, a decrease of 1.4%. Net inventory, defined as merchandise inventories less accounts payable, decreased on a per store basis to $20 thousand from $25 thousand last year. The Company believes the continued refinement of its hub and satellite store network heading into the new fiscal year will continue to help mitigate inventory growth while adding more late model parts coverage.

"We are very pleased with our comparable performance for both the fourth quarter and fiscal year 2009. Our plan has remained generally consistent, and we have focused our efforts on enhancing the customer experience. In fiscal 2009, we again expanded our parts assortment, significantly increased the number of markets supported by our enhanced Hub store model, expanded our Commercial sales force, increased formalized training, and leveraged new technologies all primarily focused on customer service improvements. As our sales performance improved, we elected to accelerate the expansion of several of these initiatives to better position us to continue to grow our sales for the future. In fiscal 2009, we experienced market share gains in each of our four businesses. I'd like to thank all our AutoZoners across North America for their dedication and passionate commitment to our customers and our organization. Finally, I'd like to highlight that our return on invested capital increased again ending the year at 24.4%. This performance highlights our commitment to a disciplined approach of increasing operating earnings and utilizing our capital effectively," said Bill Rhodes, Chairman, President and Chief Executive Officer.

During the quarter AutoZone opened 58 new stores, closed one store, and replaced three stores in the U.S. and opened 20 stores in Mexico. As of August 29, 2009, the Company had 4,229 stores in 48 states, the District of Columbia and Puerto Rico in the U.S. and 188 stores in Mexico.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the United States. Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, service stations, and public sector accounts. AutoZone also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information, and auto and light truck parts through www.autozone.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Wednesday, September 23, 2009, beginning at 10:00 a.m. (EDT) to discuss its fourth quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking "Investor Relations," "Conference Calls." The call will also be available by dialing (210) 839-8923. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (203) 369-1211 through Wednesday, September 30, 2009 at 11:59 p.m. (EDT).

This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures include return on invested capital, adjusted debt, adjusted debt/EBITDAR, and adjusted consolidated statements of operations. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company's debt levels to a ratio of adjusted debt to EBITDAR and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements. Forward-looking statements typically use words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy," and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: competition; product demand; the economy; credit markets; the ability to hire and retain qualified employees; consumer debt levels; inflation; weather; raw material costs of our suppliers; energy prices; war and the prospect of war, including terrorist activity; availability of consumer transportation; construction delays; access to available and feasible financing; and changes in laws or regulations. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and such events could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone's Form 10-K for the fiscal year ended August 30, 2008, for more information related to those risks.

 AutoZone's 4th Quarter Highlights - Fiscal 2009

 Condensed Consolidated Statements of Operations
 4th Quarter
 (in thousands,
  except per share
  data)                   GAAP Results              Adjustments
                   ------------------------- -------------------------
                     16 Weeks    17 Weeks
                      Ended        Ended                   4th Quarter
                    August 29,    August 30,  4th Quarter     2009
                       2009          2008         2008       Week 17
                   ------------ ------------ ------------ ------------

 Net sales         $ 2,232,494  $ 2,210,514  $        --  $  (125,894)
 Cost of sales       1,109,441    1,098,702           --      (62,700)
                   ------------ ------------ ------------ ------------
 Gross profit        1,123,053    1,111,812           --      (63,194)
 Operating, SG&A
  expenses             705,457      694,973           --      (36,087)
                   ------------ ------------ ------------ ------------
 Operating profit
  (EBIT)               417,596      416,839           --      (27,107)
 Interest expense,
  net                   47,762       34,764           --       (2,340)
                   ------------ ------------ ------------ ------------
 Income before
  taxes                369,834      382,075           --      (24,767)
 Income taxes          133,708      138,328           --       (8,967)
                   ------------ ------------ ------------ ------------
 Net income        $   236,126  $   243,747  $        --  $   (15,800)
                   ============ ============ ============ ============
 Net income per
  share:
   Basic           $      4.49  $      3.92  $        --  $     (0.26)
   Diluted         $      4.43  $      3.88  $        --  $     (0.25)
 Weighted average
  shares
  outstanding:
   Basic                52,546       62,238                    62,238
   Diluted              53,323       62,861                    62,861

                                                     Adjusted
                                             -------------------------
                                                           4th Quarter
                                                              2008
                                              4th Quarter   Excluding
                                                 2009        Week 17
                                             ------------ ------------

 Net sales                                   $ 2,232,494  $ 2,084,620
 Cost of sales                                 1,109,441    1,036,002
                                             ------------ ------------
 Gross profit                                  1,123,053    1,048,618
 Operating, SG&A expenses                        705,457      658,886
                                             ------------ ------------
 Operating profit  (EBIT)                        417,596      389,732
 Interest expense, net                            47,762       32,424
                                             ------------ ------------
 Income before taxes                             369,834      357,308
 Income taxes                                    133,708      129,361
                                             ------------ ------------
 Net income                                  $   236,126  $   227,947
                                             ============ ============
 Net income per share:
   Basic                                     $      4.49  $      3.66
   Diluted                                   $      4.43  $      3.63
 Weighted average shares outstanding:
   Basic                                          52,546       62,238
   Diluted                                        53,323       62,861

 Fiscal Year 2009
 (in thousands,
  except per share
  data)                  GAAP Results               Adjustments
                   ------------------------- -------------------------
                     52 Weeks     53 Weeks
                      Ended         Ended                  Fiscal Year
                    August 29,    August 30,  Fiscal Year     2008
                       2009          2008        2009        Week 53
                   ------------ ------------ ------------ ------------

 Net sales         $ 6,816,824  $ 6,522,706  $        --  $  (125,894)
 Cost of sales       3,400,375    3,254,645           --      (62,700)
                   ------------ ------------ ------------ ------------
 Gross profit        3,416,449    3,268,061           --      (63,194)
 Operating, SG&A
  expenses           2,240,387    2,143,927           --      (36,087)
                   ------------ ------------ ------------ ------------
 Operating profit
  (EBIT)             1,176,062    1,124,134           --      (27,107)
 Interest expense,
  net                  142,316      116,745           --       (2,340)
                   ------------ ------------ ------------ ------------
 Income before
  taxes              1,033,746    1,007,389           --      (24,767)
 Income taxes          376,697      365,783           --       (8,967)
                   ------------ ------------ ------------ ------------
 Net income        $   657,049  $   641,606  $        --  $   (15,800)
                   ============ ============ ============ ============
 Net income per
  share:
   Basic           $     11.89  $     10.14  $        --  $     (0.25)
   Diluted         $     11.73  $     10.04  $        --  $     (0.24)
 Weighted Average
  Shares
  outstanding:
   Basic                55,282       63,295                    63,295
   Diluted              55,992       63,875                    63,875

Fiscal Year 2009
 (in thousands, except per share data)               Adjusted
                                             -------------------------
                                                           Fiscal Year
                                                              2008
                                              Fiscal Year   Excluding
                                                  2009       Week 53
                                             ------------ ------------

 Net sales                                   $ 6,816,824  $ 6,396,812
 Cost of sales                                 3,400,375    3,191,945
                                             ------------ ------------
 Gross profit                                  3,416,449    3,204,867
 Operating, SG&A expenses                      2,240,387    2,107,840
                                             ------------ ------------
 Operating profit  (EBIT)                      1,176,062    1,097,027
 Interest expense, net                           142,316      114,405
                                             ------------ ------------
 Income before taxes                           1,033,746      982,622
 Income taxes                                    376,697      356,816
                                             ------------ ------------
 Net income                                  $   657,049  $   625,806
                                             ============ ============
 Net income per share:
   Basic                                     $     11.89  $      9.89
   Diluted                                   $     11.73  $      9.80
 Weighted Average Shares outstanding:
   Basic                                          55,282       63,295
   Diluted                                        55,992       63,875

 Selected Balance Sheet Information
 (in thousands)
                                               August 29,   August 30,
                                                  2009         2008
                                             ------------ ------------

 Cash and cash equivalents                   $    92,706  $   242,461
 Merchandise inventories                       2,207,497    2,150,109
 Current assets                                2,561,730    2,586,301
 Property and equipment, net                   2,354,357    2,289,656
 Total assets                                  5,318,405    5,257,112
 Accounts payable                              2,118,746    2,043,271
 Current liabilities                           2,706,752    2,519,320
 Total debt                                    2,726,900    2,250,000
 Stockholders' equity                           (433,074)     229,687
 Working capital                                (145,022)      66,981

 ---------------------------------------------------------------------

 Adjusted Debt / EBITDAR (Trailing 4 Qtrs)     August 29,   August 30,
 -----------------------------------------        2009         2008
                                             ------------ ------------
 Net income                                  $   657,049  $   641,606
 Add: Interest                                   142,316      116,745
      Taxes                                      376,697      365,783
                                             ------------ ------------
 EBIT                                          1,176,062    1,124,134

 Add: Depreciation                               180,433      169,509
      Rent expense                               181,308      165,121
      Option expense                              19,137       18,388
                                             ------------ ------------
 EBITDAR                                     $ 1,556,940  $ 1,477,152

 Debt                                        $ 2,726,900  $ 2,250,000
 Capital lease obligations                        54,764       64,061
 Add: rent x 6                                 1,087,848      990,726
                                             ------------ ------------
 Adjusted debt                               $ 3,869,512  $ 3,304,787
                                             ============ ============

 Adjusted debt to EBITDAR                            2.5          2.2

 Selected Cash Flow
 Information
 (in thousands)
                     16 Weeks     17 Weeks     52 Weeks     53 Weeks
                       Ended        Ended        Ended        Ended
                     August 29,   August 30,   August 29,   August 30,
                       2009         2008         2009         2008
                   ------------ ------------ ------------ ------------

 Depreciation      $    57,160  $    52,800  $   180,433  $   169,509
 Capital spending  $   112,160  $    90,072  $   272,247  $   243,594
 ---------------------------------------------------------------------

 Cash flow before
  share
  repurchases:
 Net increase
  (decrease) in
  cash and cash
  equivalents      $    (1,581) $   160,807  $  (149,755) $   155,807
 Subtract increase
  (decrease) in
  debt                 321,000      318,000      476,900      314,382
 Subtract share
  repurchases         (587,396)    (499,206)  (1,300,002)    (849,196)
                   ------------ ------------ ------------ ------------
 Cash flow before
  share repurchases
  and changes in
  debt             $   264,815  $   342,013  $   673,347  $   690,621
                   ============ ============ ============ ============

 Other Selected Financial Information
 (in thousands)
                                               August 29,   August 30,
                                                 2009         2008
                                             ------------ ------------

 Cumulative share repurchases ($ since fiscal
  1998)                                      $ 7,590,917  $ 6,290,915
 Remaining share authorization ($)           $   309,083  $   109,085

 Cumulative share repurchases (shares since
  fiscal 1998)                                   115,370      106,056
 Shares outstanding, end of quarter               50,801       59,607

 ---------------------------------------------------------------------
                                                Trailing 4 Quarters
                                               August 29,   August 30,
                                                  2009        2008
                                             ------------ ------------
 Net income                                  $   657,049  $   641,606
 Add: After-tax interest                          90,456       74,355
      After-tax rent                             115,239      105,166
                                             ------------ ------------
 After-tax return                                862,744      821,127

 Average debt*                                 2,477,233    2,015,186
 Average capital lease obligations*               58,512       60,824
 Average equity*                                 (82,006)     353,411
 Add: pre-tax rent x 6                         1,087,848      990,726
                                             ------------ ------------
 Invested capital                            $ 3,541,587  $ 3,420,147
                                             ============ ============

 Return on Invested Capital (ROIC)                  24.4%       24.0%
 ---------------------------------------------------------------------
 * All averages are computed by taking trailing 14 periods balances.

 AutoZone's 4th Quarter Fiscal 2009
 Selected Operating Highlights

 Store Count & Square Footage
 ----------------------------

                     16 Weeks     17 Weeks     52 Weeks     53 Weeks
                       Ended        Ended        Ended        Ended
                    August 29,    August 30,   August 29,   August 30,
                       2009         2008         2009         2008
                   ------------ ------------ ------------ ------------

 Domestic stores:
   Store count:
   Stores opened            58           60          140          160
   Stores closed             1            -            3            1
   Replacement
    stores                   3            6            9           14
   Total domestic
    stores               4,229        4,092        4,229        4,092

   Stores with
    commercial
    programs             2,303        2,236        2,303        2,236

   Square footage
    (in thousands):     27,193       26,236       27,193       26,236

 Mexico stores:
   Stores opened            20           18           40           25
   Total stores in
    Mexico                 188          148          188          148

 Total stores
  chainwide              4,417        4,240        4,417        4,240

   Square footage
    (in thousands):     28,550       27,291       28,550       27,291
   Square footage
    per store            6,464        6,437        6,464        6,437

 Sales Statistics
 ----------------
 ($ in thousands, except sales per average square foot)

                                  16 Weeks     17 Weeks     16 Weeks
                                    Ended        Ended        Ended
 Total Auto Parts (Domestic and  August 29,    August 30,   August 23,
  Mexico)                           2009          2008         2008
                                ------------ ------------ ------------
   Total auto parts sales       $  2,186,682 $ 2,164,635  $ 2,041,443
     % Increase vs. LY                  1.0%        10.3%         4.0%
     % Increase vs. LY (excl
       17th week)                       7.1%

   Sales per average store      $       499  $       515  $       486
   Sales per average square
    foot                        $        77  $        80  $        76

 Domestic Commercial
   Total domestic commercial
    sales                       $   251,052  $   250,301  $   237,581
     % Increase vs. LY                  0.3%        11.3%         5.7%
     % Increase vs. LY (excl
       17th week)                       5.7%

 All Other (ALLDATA and
  E-Commerce)
   All other sales              $    45,812  $    45,879  $    43,177
     % Increase vs. LY                 (0.1%)       14.6%         7.8%
     % Increase vs. LY (excl
       17th week)                       6.1%

                                  52 Weeks     53 Weeks     52 Weeks
                                    Ended        Ended        Ended
 Total Auto Parts (Domestic and  August 29,   August 30,   August 23,
  Mexico)                           2009         2008         2008
                                ------------ ------------ ------------
   Total auto parts sales       $ 6,671,939  $ 6,383,697  $ 6,260,505
     % Increase vs. LY                  4.5%         5.6%         3.6%
     % Increase vs. LY (excl
      53rd week)                        6.6%

   Sales per average store      $     1,541  $     1,539  $     1,509
   Sales per average square
    foot                        $       239  $       240  $       235

 Domestic Commercial
   Total domestic  commercial
    sales)                      $   773,047  $   753,731  $   741,011
     % Increase vs. LY                  2.6%         6.8%         5.0%
     % Increase vs. LY (excl
       53rd week)                       4.3%

 All Other (ALLDATA  and
  E-Commerce)
   All other sales              $   144,884  $   139,009  $   136,307
     % Increase vs. LY                  4.2%        11.1%         8.9%
     % Increase vs. LY (excl
       53rd week)                       6.3%

                     16 Weeks     16 Weeks     52 Weeks     52 Weeks
                       Ended        Ended        Ended        Ended
                    August 29,    August 23,   August 29,   August 23,
                       2009          2008         2009         2008
                   ------------ ------------ ------------ ------------
 Domestic same
  store sales              5.4%         0.6%         4.4%         0.4%

 Inventory Statistics (Total Stores)
 -----------------------------------
                                                as of        as of
                                              August 29,   August 30,
                                                 2009         2008
                                             ------------ ------------
   Accounts payable/inventory                       96.0%        95.0%

   ($ in thousands)
   Inventory                                 $ 2,207,497  $ 2,150,109
   Inventory per store                       $       500  $       507

   Net inventory (net of payables)           $    88,751  $   106,838
   Net inventory  / store                    $        20  $        25

                                                Trailing 4 quarters
                                               August 29,   August 30,
                                                  2009         2008
                                             ------------ ------------
   Inventory turns                                   1.5x         1.6x

CONTACT:  AutoZone, Inc.
          Financial:
          Brian Campbell
            (901) 495-7005
            brian.campbell@autozone.com
          Media:
          Ray Pohlman
            (901) 495-7962
            ray.pohlman@autozone.com